Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm in Item 6, Selected Financial Highlights and to the incorporation by reference in the following Registration Statements of IDX Systems Corporation of our report with respect to the consolidated financial statements and schedule of IDX Systems Corporation included in this Annual Report (Form 10-K) for the year ended December 31, 2003.

•	Forms S-4 Nos. 333-67981, as amended as of March 22, 1999 and No. 333-28391)
•	Forms S-8 333-31047, 333-64028,
•	Forms S-8 333-88464,333-31045

/s/ Ernst & Young LLP

Boston, Massachusetts

March 11, 2004